UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 7, 2004 (October 6, 2004)

NATIONAL BEEF PACKING COMPANY, LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-111407	48-1129505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 North Ambassador Drive, Kansas City, MO	64163
(Address of Principal Executive Offices)	(Zip Code)

(800) 449-2333

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As of October 6, 2004, National Beef Packing Company, LLC (the “Company”) entered into a waiver and consent (the “Waiver and Consent”) with respect to the Third Amended and Restated Credit Agreement dated as of August 6, 2003 (the “Credit Agreement”) with certain lenders and U.S. Bank National Association, as agent for such lenders, whereby the lenders have agreed to waive an event of default. The event of default was in connection with the financial covenant relating to the Company’s four-quarter rolling measure of cash flow (as defined in the Credit Agreement) as of the fiscal quarter ended August 28, 2004, which was slightly less than the amount required under the Credit Agreement. This calculation is not allowed to include an add back for one-time charges incurred after the discovery of a single Holstein dairy cow in December 2003 in the state of Washington that tested positive for Bovine Spongiform Encephalopathy, or BSE.

Item 2.02. Results of Operations and Financial Condition.

On October 7, 2004, the Company issued a press release indicating that the Company’s Chief Executive Officer and Chief Financial Officer will participate in the Deutsche Bank Securities High Yield Conference on October 7, 2004. The press release is attached hereto as Exhibit 99.1. Additionally, the materials prepared by the Company to be presented at the Deutsche Bank Securities High Yield Conference are attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) EXHIBITS. The following exhibits are filed herewith:

99.1    Press release of National Beef Packing Company, LLC, dated October 7, 2004.

99.2    National Beef Packing Company, LLC’s Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2004

NATIONAL BEEF PACKING COMPANY, LLC

By:	/s/ JAY D. NIELSEN
Jay D. Nielsen, Chief Financial Officer

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